Exhibit 99.1

Southland Announces First Quarter 2025 Results

GRAPEVINE, Texas, May 13, 2025 -- Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for the quarter ended March 31, 2025.

●	Revenue of $239.5 million for the quarter ended March 31, 2025, compared to $288.1 million for the quarter ended March 31, 2024.

●	Gross profit of $21.5 million for the quarter ended March 31, 2025, compared to $20.4 million in gross profit for the quarter ended March 31, 2024.

●	Gross profit margin of 9.0% for the quarter ended March 31, 2025, compared to 7.1% gross profit margin for the quarter ended March 31, 2024.

●	Net loss attributable to stockholders of $4.6 million, or $(0.08) per share for the quarter ended March 31, 2025, compared to a net loss attributable to stockholders of $0.4 million, or $(0.01) per share for the quarter ended March 31, 2024.

●	EBITDA of $10.1 million for the quarter ended March 31, 2025, compared to $10.9 million for the quarter ended March 31, 2024. (1)

●	Backlog of $2.47 billion. (1)

(1)	Please refer to “Non-GAAP Measures” and reconciliations for our non-GAAP financial measures, including, “EBITDA” and “Backlog”.

“We are off to a strong start in 2025, delivering improved margins and positive operating cash flow in the first quarter,” said Frank Renda, Southland’s President & Chief Executive Officer. “With strong demand across our markets and a robust pipeline of critical infrastructure opportunities, we are confident in our ability to drive long-term value for our clients and stakeholders.”

2025 First Quarter Results

Condensed Consolidated Statements of Operations

	Three Months Ended
(Amounts in thousands)	March 31, 2025	March 31, 2024
Revenue	$239,486	$288,097
Cost of construction	218,006	267,676
Gross profit	21,480	20,421
Selling, general, and administrative expenses	16,465	14,394
Operating income	5,015	6,027
Gain (loss) on investments, net	17	(76)
Other income, net	743	536
Interest expense	(8,874)	(5,655)
Earnings (losses) before income taxes	(3,099)	832
Income tax expense (benefit)	(313)	307
Net income (loss)	(2,786)	525
Net income attributable to noncontrolling interests	1,766	931
Net loss attributable to Southland Stockholders	$(4,552)	$(406)

Net loss per share attributable to common stockholders
Basic(1)	$(0.08)	$(0.01)
Diluted(1)	$(0.08)	$(0.01)
Weighted average shares outstanding
Basic(1)	53,961,744	47,925,072
Diluted(1)	53,961,744	47,925,072

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended March 31, 2025, and March 31, 2024, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended March 31, 2025, was $239.5 million, a decrease of $48.6 million, or 16.9%, compared to the three months ended March 31, 2024. Materials & Paving business contributed $18.1 million to revenue in the three months ended March 31, 2025.

Gross profit for the three months ended March 31, 2025, was $21.5 million compared to gross profit of $20.4 million for the three months ended March 31, 2024. Gross margin increased from 7.1% to 9.0% for the three months ended March 31, 2025, compared to the three months ended March 31, 2024. Materials & Paving business negatively impacted gross profit by $9.1 million in the three months ended March 31, 2025.

Selling, general, and administrative costs for the three months ended March 31, 2025, were $16.5 million, an increase of $2.1 million, or 14.4%, compared to the three months ended March 31, 2024. Selling, general, and administrative costs as a percent of revenue were 6.9% for the three months ended March 31, 2025, compared to 5.0% for the three months ended March 31, 2024.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	March 31, 2025		March 31, 2024
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$102,916	43.0%	$84,273	29.3%
Transportation	136,570	57.0%	203,824	70.7%
Total revenue	$239,486	100.0%	$288,097	100.0%

Segment Gross Profit (Loss)

	Three Months Ended
(Amounts in thousands)	March 31, 2025		March 31, 2024
	Gross Profit	% of Segment		% of Segment
Segment	(Loss)	Revenue	Gross Profit	Revenue
Civil	$22,631	22.0%	$17,870	21.2%
Transportation	(1,151)	(0.8)%	2,551	1.3%
Gross profit	$21,480	9.0%	$20,421	7.1%

EBITDA Reconciliation

	Three Months Ended
(Amounts in thousands)	March 31, 2025	March 31, 2024
Net loss attributable to Southland Stockholders	$(4,552)	$(406)
Depreciation and amortization	6,525	5,577
Income tax expense (benefit)	(313)	307
Interest expense	8,874	5,655
Interest income	(450)	(184)
EBITDA	$10,084	$10,949

Backlog

(Amounts in thousands)
Balance December 31, 2024	$2,572,912
New contracts, change orders, and adjustments	136,542
Less: contract revenue recognized in 2025	(239,486)
Balance March 31, 2025	$2,469,968

Condensed Consolidated Balance Sheets

	As of
(Amounts in thousands, except share and per share data)	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$65,052	$72,185
Restricted cash	16,064	15,376
Accounts receivable, net	171,920	179,320
Retainage receivables	111,179	112,264
Contract assets	493,879	483,181
Other current assets	26,860	19,326
Total current assets	884,954	881,652

Property and equipment, net	111,153	116,328
Right-of-use assets	12,061	14,897
Investments - unconsolidated entities	129,177	126,705
Investments - limited liability companies	2,590	2,590
Investments - private equity	2,685	2,699
Deferred tax asset	56,061	54,531
Goodwill	1,528	1,528
Intangible assets, net	1,180	1,180
Other noncurrent assets	1,540	1,539
Total noncurrent assets	317,975	321,997
Total assets	$1,202,929	$1,203,649

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$206,577	$191,670
Retainage payable	33,651	33,622
Accrued liabilities	86,984	91,515
Current portion of long-term debt	46,789	44,525
Short-term operating lease liabilities	7,693	10,104
Contract liabilities	256,594	249,706
Total current liabilities	638,288	621,142

Long-term debt	241,309	255,625
Long-term operating lease liabilities	10,079	10,791
Deferred tax liabilities	292	292
Financing obligations, net	41,472	41,468
Long-term accrued liabilities	58,075	58,075
Other noncurrent liabilities	40,756	40,847
Total long-term liabilities	391,983	407,098
Total liabilities	1,030,271	1,028,240

Commitment and contingencies (Note 7)

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 50,000,000 shares, none issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Common stock, $0.0001 par value, authorized 500,000,000 shares, 53,987,169 and 53,936,411 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	5	5
Additional paid-in-capital	292,526	292,173
Accumulated deficit	(129,170)	(124,618)
Accumulated other comprehensive loss	(4,231)	(3,902)
Total stockholders’ equity	159,130	163,658
Noncontrolling interest	13,528	11,751
Total equity	172,658	175,409
Total liabilities and equity	$1,202,929	$1,203,649

Condensed Consolidated Statement of Cash Flows

	Three Months Ended
(Amounts in thousands)	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income (loss)	$(2,786)	$525
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	6,525	5,577
Deferred taxes	(1,530)	(642)
Share based compensation	464	677
Gain on sale of assets	(1,028)	(2,385)
Foreign currency remeasurement (gain) loss	(9)	64
Earnings from equity method investments	(2,688)	(1,907)
TZC investment present value accretion	-	(627)
Loss (gain) on trading securities, net	(17)	76
Changes in assets and liabilities:
Accounts receivable	8,565	(32,071)
Contract assets	(10,684)	(16,175)
Other current assets	(7,534)	5,450
Right-of-use assets	2,836	1,994
Accounts payable and accrued liabilities	10,352	40,059
Contract liabilities	6,888	(8,162)
Operating lease liabilities	(2,846)	(1,883)
Other	(79)	(467)
Net cash provided by (used in) operating activities	6,429	(9,897)

Cash flows from investing activities:
Purchase of property and equipment	(1,796)	(3,128)
Proceeds from sale of property and equipment	2,882	2,657
Contributions to other investments	-	(13)
Distributions from other investments	31	52
Net cash provided by (used in) investing activities	1,117	(432)

Cash flows from financing activities:
Borrowings on revolving credit facility	-	5,000
Borrowings on notes payable	19	222
Payments on notes payable	(13,593)	(10,650)
Payments of deferred financing costs	(49)	(75)
Payments from related parties	12	125
Payments on finance lease and financing obligations	(267)	(1,359)
Payment of taxes related to net share settlement of RSUs	(111)	(206)
Net cash used in financing activities	(13,989)	(6,943)

Effect of exchange rate on cash	(2)	(31)

Net decrease in cash and cash equivalents and restricted cash	(6,445)	(17,303)
Beginning of period	87,561	63,820
End of period	$81,116	$46,517

Supplemental cash flow information
Cash paid for income taxes	$409	$454
Cash paid for interest	$8,934	$5,527
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$-	$1,252
Assets obtained in exchange for notes payable	$1,186	$3,341
Related party payable exchanged for note payable	$-	$3,797

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Wednesday, May 14, 2025. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunnelling, communications, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), backlog, and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying table for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: EBITDA (non-GAAP financial measures) to net income (loss) attributable to common stock.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Keith Bassano

Chief Financial Officer

kbassano@southlandholdings.com

Alex Murray

Corporate Development & Investor Relations

amurray@southlandholdings.com